American National Bankshares Inc.
628 Main Street, Danville, Virginia

Notice of Annual Meeting

 and

Proxy Statement

Annual Meeting of Shareholders
To Be Held
April 22, 2008

American National Bankshares Inc.
628 Main Street
Danville, Virginia 24541

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held April 22, 2008

Notice is hereby given that the Annual Meeting of Shareholders of American National Bankshares Inc. (the “Corporation”) will be held as follows:

Place:     The Wednesday Club
1002 Main Street
Danville, Virginia  24541

Date:      April 22, 2008

Time:      11:30 a.m.

The Annual Meeting is being held for the following purposes:

1.	To elect three (3) directors of the Corporation to serve a three-year term as Class III directors and one (1) director of the Corporation to serve a one-year term as a Class I director;

2.	To approve the American National Bankshares Inc. 2008 Stock Incentive Plan; and

3.	To transact any other business that may properly come before the meeting or any adjournment thereof.

Only shareholders at the close of business on March 7, 2008, are entitled to notice of and to vote at the Annual Meeting.

It is important that your shares are represented at the meeting.  Accordingly, please sign, date, and mail the enclosed proxy in the enclosed postage-paid envelope, whether or not you plan to attend the meeting.  If you do attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

By order of the board of directors,

                                        Neal A. Petrovich
Secretary

Danville, Virginia
March 24, 2008

American National Bankshares Inc.

_______________

PROXY STATEMENT
_______________

ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2008

INTRODUCTION

This proxy statement is furnished in conjunction with the solicitation by the board of directors of American National Bankshares Inc. (the “Corporation”) of the accompanying proxy to be used at the Annual Meeting of Shareholders of the Corporation (the “Annual Meeting”) and at any adjournments thereof.  The meeting will be held on Tuesday, April 22, 2008, 11:30 a.m., at The Wednesday Club, 1002 Main Street, Danville, Virginia, 24541, for the purposes set forth below and in the Notice of Annual Meeting of Shareholders.  The approximate mailing date of this proxy statement and the enclosed proxy is March 24, 2008.

Voting Rights of Shareholders

Only shareholders of record at the close of business on March 7, 2008, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  As of the close of business on March 7, 2008, there were 6,103,085 shares of the Corporation’s common stock outstanding and entitled to vote at the Annual Meeting.  The Corporation has no other class of stock outstanding.  Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.  Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote on a matter, and broker non-votes, will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person.  Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person.  A shareholder may also revoke his or her proxy at any time before it is exercised by filing a written notice with the Corporation or by submitting a proxy bearing a later date.  Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Corporation.  Solicitation is being made by mail, and if necessary, may be made in person or by telephone, or special letter by officers and employees of the Corporation or its banking subsidiary, American National Bank and Trust Company (the “Bank”), acting on a part-time basis and for no additional compensation.

PROPOSAL ONE - ELECTION OF DIRECTORS

The Corporation’s board of directors currently consists of eleven persons.  The board is divided into three classes (I, II and III), each class as nearly equal in number as possible.  The term of office for the Class III directors will expire at the Annual Meeting and the nominees to serve as Class III directors are set forth below.  Each of the Class III nominees currently serves as a director of the Corporation.  If elected, the Class III nominees will serve until the 2011 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified.  The board has also nominated E. Budge Kent, Jr., currently a Class III director, to serve as a Class I director for a one-year term expiring at the 2009 Annual Meeting.

The persons named in the accompanying proxy will vote for the election of the nominees named below unless authority is withheld.  If for any reason the persons named as nominees below should become unavailable to serve, an event that management does not anticipate, proxies will be voted for such other persons as the board of directors may designate.

 The board of directors recommends the nominees, as set forth below, for election.  The board of directors recommends that shareholders vote FOR these nominees.  The election of each nominee requires the affirmative vote of a plurality of the shares of the Corporation’s common stock cast in the election of directors.

The names of the nominees for election and the other continuing members of the board of directors, their principal occupations, their ages as of December 31, 2007, and certain other information with respect to such persons are as follows:

Name	Principal Occupation	Age	Director Since

Nominees for election as Class III directors to continue in office until 2011

H. Dan Davis	Retired Executive Vice President of the Corporation and Senior Vice President of the Bank. Retired as Consultant to the Corporation and the Bank in March 2003.	70	1996

Lester A. Hudson, Jr., Ph.D.	Professor and Wayland H. Cato Chair of Leadership, McColl School of Business, Queens University of Charlotte, Charlotte, NC, since August 2003. Prior thereto, Professor of Strategy, Clemson University, Clemson, SC.	68	1984

Charles H. Majors *	Chief Executive Officer and President of the Corporation and the Bank.	62	1981

Name	Principal Occupation	Age	Director Since
Nominee for election as a Class I director to continue in office until 2009

E. Budge Kent, Jr. *	Senior Adviser to the Bank since January 2006. Prior thereto, Executive Vice President of the Corporation and Executive Vice President and Chief Trust and Investment Officer of the Bank.	68	1979
Directors of Class II to continue in office until 2010

Fred A. Blair	President of Blair Construction, Inc. (general contractor), Gretna, VA.	61	1992

Frank C. Crist, Jr., D.D.S.	President of Brady & Crist Dentists, Inc., Lynchburg, VA.	62	2006

Fred B. Leggett, Jr.	Retired Chairman and Chief Executive Officer of Leggett Stores (retail), Danville, VA.	70	1994

Claude B. Owen, Jr.	Retired Chairman and Chief Executive Officer of DIMON Incorporated (leaf tobacco dealer), Danville, VA.	62	1984
Directors of Class I to continue in office until 2009

Ben J. Davenport, Jr.	Chairman, First Piedmont Corporation (waste management), Chatham, VA. Chairman, Davenport Energy Inc. (petroleum distribution), Chatham, VA.	65	1992

Michael P. Haley	Adviser to Fenway Partners, Inc. (private equity investments), New York, NY, since April 2006. Prior thereto, Retired Chairman, MW Manufacturers, Inc. (window manufacturer), Rocky Mount, VA, since June 2005; Chairman from January 2005 to June 2005; President and Chief Executive Officer from June 2001 to January 2005.	57	2002

Franklin W. Maddux, M.D.	Chief Medical Officer, Specialty Care Services Group (healthcare services), Nashville, TN, since July 2006. President and Chairman, Maddux Consulting, Inc. (medical consulting), since September 2005. Chairman and Chief Executive Officer, Gamewood, Inc. (information technology service), Danville, VA. Prior thereto, President and Chairman, Danville Urologic Clinic.	50	2002

* Indicates those directors not considered to be independent.

Board Independence

The Corporation’s board of directors has determined that, except for Messrs. Kent and Majors, each director is independent within the director independence standard of the NASDAQ Stock Market LLC (“NASDAQ”), as currently in effect, and within the Corporation’s director independence standards, as established and monitored by the Corporation’s Corporate Governance and Nominating Committee.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Certain of the Corporation’s directors are also directors of other publicly traded companies.  Mr. Hudson has been a director of American Electric Power Company Inc. since 1987.  Mr. Michael P. Haley has been a director of Stanley Furniture Company Inc. since 2003, and LifePoint Hospitals Inc. since 2005.

Board of Directors and Committees

Directors are expected to devote sufficient time, energy, and attention to ensure diligent performance of their duties, including attendance at board, committee, and shareholder meetings.  The board of directors of the Corporation met seven times during 2007.  In accordance with the Corporation’s Corporate Governance Guidelines, the independent directors held four executive sessions during 2007.  The Chairman of the Corporate Governance and Nominating Committee presides at such sessions.  The board of directors of the Bank, which consists of all members of the Corporation’s board, met thirteen times during 2007.

All incumbent directors and director nominees attended more than 75% of the aggregate total number of meetings of the boards of directors and committees on which they served in 2007.  Eight directors attended the 2007 Annual Meeting of  Shareholders.  The boards of directors of the Corporation and the Bank have established various committees, including the Audit and Compliance Committee, the Corporate Governance and Nominating Committee, and the Human Resources and Compensation Committee.  Membership and other information on these committees is detailed below.

The Audit and Compliance Committee met four times in 2007.  This Committee currently consists of Messrs. Blair, Maddux, and Michael P. Haley.  Mr. Blair serves as the Chairman.  The Committee reviews significant audit, accounting and compliance principles, policies and practices, is directly responsible for engaging and monitoring the independent auditors of the Corporation, and provides oversight of the internal auditing and compliance functions.  A more detailed description of the functions of this Committee is contained under the heading “Report of the Audit and Compliance Committee.”  All of the members of this Committee are considered independent within the meaning of Securities and Exchange Commission (“SEC”) regulations, the listing standards of NASDAQ, and the Corporation’s Corporate Governance Guidelines.  Mr. Michael P. Haley, a member of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of NASDAQ.

The Corporate Governance and Nominating Committee met two times in 2007. Current members of the Committee are Messrs. Crist, Maddux, and Owen.  Mr. Owen serves as the Chairman.  The Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Corporation’s Corporate Governance Guidelines.  In addition, the Committee develops and reviews background information on candidates for the board and makes recommendations to the board regarding such candidates.  The Committee also supervises the board’s annual review of director independence and oversees the board’s performance self-evaluation.  All the members of this Committee are considered independent within the meaning of SEC regulations, the listing standards of NASDAQ, and the Corporation’s Corporate Governance Guidelines.

The Human Resources and Compensation Committee met two times in 2007.  The Committee currently consists of Messrs. Davenport, Davis, and Hudson.  Mr. Hudson serves as the Chairman.   This Committee is responsible for establishing and approving the compensation of executive officers of the Corporation, except for the compensation of the Chief Executive Officer.  The compensation of the Chief Executive Officer is reviewed, discussed, and approved by the independent members of the board of directors, upon recommendation of the Committee.  The Committee also makes recommendations to the board of directors regarding promotions, director compensation, and related personnel matters.  Refer to the “Compensation Discussion and Analysis” section of this proxy statement for further information on the duties and responsibilities of this Committee.  No member of the Human Resources and Compensation Committee of the board of directors is a current officer or employee of the Corporation.  All members of this Committee are considered independent within the meaning of SEC regulations, the standards of NASDAQ, and the Corporation’s Corporate Governance Guidelines.

The charters of the Audit and Compliance Committee, the Corporate Governance and Nominating Committee, and the Human Resources and Compensation Committee are available on the Corporation’s website, www.amnb.com.  For access to the charters, select the “American National Bankshares Inc.” icon, then select “Governance Documents.”

Compensation Committee Interlocks and Insider Participation

No member of the Human Resources and Compensation Committee or executive officer of the Corporation has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Director Nominations Process

The Corporation’s board of directors has adopted, as a component of its Corporate Governance Guidelines, a process related to director nominations (the “Nominations Process”).  The purpose of the Nominations Process is to describe the manner by which candidates for possible inclusion in the Corporation’s recommended slate of director nominees are selected.  The Nominations Process is administered by the Corporate Governance and Nominating Committee of the board.

The Committee considers candidates for board membership suggested by its members, other board members, management, and shareholders.  A shareholder who wishes to recommend a prospective nominee for the board may, at any time, notify the Corporation’s President and Chief Executive Officer or any member of the Committee in writing with supporting material the shareholder considers appropriate.  The Committee will decide whether to recommend to the board the nomination of any person recommended by a shareholder pursuant to the provisions of the Corporation’s bylaws relating to shareholder proposals, as described in the “Shareholder Communications and Proposals” section of this proxy statement.

Once the Committee has identified a candidate, it makes an initial determination as to whether to conduct a full evaluation of the candidate.  The initial determination is based on information accompanying the recommendation, as well as the Committee members’ knowledge of the candidate, which may be supplemented by inquiries to the person making such recommendation or to others.  The preliminary determination is based primarily on the need for additional board members to fill vacancies or expand the size of the board and the likelihood that the candidate can satisfy the evaluation factors established in the Corporate Governance Guidelines.  The Committee may seek additional information about the candidate’s background and experience.  The Committee then evaluates the candidate against the criteria in the Corporation’s Corporate Governance Guidelines, including independence, age, diversity, availability for time commitment, skills such as an understanding of the financial services industry, general business knowledge, and experience, all in the context of an assessment of the perceived needs of the board at that point in time.  In connection with this evaluation, the Committee determines whether to interview the candidate, and if warranted, one or more members of the Committee will conduct such interview.  After completing the evaluation, the Committee makes a recommendation to the board of directors as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation of the Committee.

SECURITY OWNERSHIP

As of March 7, 2008, no shareholder beneficially owned 5% or more of the Corporation’s common stock other than Ambro and Company, the nominee name that American National Bank and Trust Company uses to register the securities it holds in a fiduciary capacity for customers.  Ambro and Company beneficially owned 636,255 shares of the Corporation’s common stock, or 10.43% of the outstanding shares, as of March 7, 2008.  Of this amount, 197,078 shares may be voted by existing co-fiduciaries.  The Bank may not vote the remaining shares, but co-fiduciaries may be qualified for the sole purpose of voting all or a portion of these remaining shares at the Annual Meeting.  The address of Ambro and Company is P.O. Box 191, Danville, Virginia, 24543.

The following table sets forth, as of March 7, 2008, the beneficial ownership of the Corporation’s common stock by all directors and nominees for director, all executive officers of the Corporation named in the Summary Compensation Table, and all directors and executive officers of the Corporation as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1) (#)			Percent of Class (%)

Fred A. Blair	5,436	(2)		*
Frank C. Crist, Jr., D.D.S.	77,372	(2)		1.27
Ben J. Davenport, Jr.	28,567			*
H. Dan Davis	129,514	(2)		2.12
R. Helm Dobbins	15,700	(3)		*
Jeffrey V. Haley	28,437	(2)	(3)	*
Michael P. Haley	5,518			*
Lester A. Hudson, Jr., Ph.D.	9,804			*
E. Budge Kent, Jr.	52,792	(2)	(3)	*
Fred B. Leggett, Jr.	10,152	(2)		*
Franklin W. Maddux, M.D.	2,400	(2)		*
Charles H. Majors	106,424	(2)	(3)	1.73
Claude B. Owen, Jr.	15,632	(2)		*
Neal A. Petrovich	12,000	(3)		*
All directors and executive officers as a group (14)	499,747			8.03

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*	Represents less than 1% ownership.
(1)
For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.

(2)
Includes shares held by affiliated corporations, close relatives, minor children, and shares held jointly with spouses or as custodians or trustees, as follows:  Mr. Blair, 300 shares; Dr. Crist, 545 shares; Mr. Davis, 40,704 shares; Mr. Jeffrey V. Haley, 421 shares; Mr. Kent, 1,605 shares; Mr. Leggett, 9,268 shares; Dr. Maddux, 1,100 shares; Mr. Majors, 3,744 shares; and Mr. Owen, 4,200 shares.

(3)
Includes shares that may be acquired pursuant to currently exercisable stock options:  Mr. Dobbins, 14,000 shares; Mr. Jeffrey V. Haley, 20,270 shares; Mr. Kent, 12,000; Mr. Majors, 64,000 shares; Mr. Petrovich, 10,000 shares; all directors and executive officers as a group, 120,270 shares.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the board of directors has reviewed and discussed with management the Corporation’s Compensation Discussion and Analysis.  Based upon this review and discussion, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Corporation’s definitive Proxy Statement on Schedule 14A for its 2008 Annual Meeting, which is incorporated by reference in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission.

Respectfully submitted,

Lester A. Hudson, Jr., Ph.D., Chairman
Ben J. Davenport, Jr.
H. Dan Davis

COMPENSATION DISCUSSION AND ANALYSIS

The Corporation’s Executive Compensation Philosophy

The Human Resources and Compensation Committee of the board of directors is responsible for establishing and approving the compensation of the executive officers of the Corporation, except for the compensation of the Chief Executive Officer, which is approved by the independent members of the board of directors.  The Committee considers a variety of factors and criteria in arriving at its decisions and recommendations for compensation.  The Committee’s objective is to attract and retain qualified executive officers and to align their interests with those of the Corporation and its shareholders.  Accordingly, a portion of the executive compensation program is designed to motivate and reward achievements that make a positive impact on the  Corporation’s profitability and total shareholder return.

The Committee’s policy on the tax deductibility of compensation for the executive officers is to maximize deductibility to the extent possible, while preserving the Corporation’s flexibility to maintain a competitive compensation program.  The Corporation expects all executive compensation paid or awarded during 2007 to be fully deductible for tax purposes.

Each director who served on the Committee during 2007 qualifies as a “non-employee director” as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, and is an “independent director” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15).

Salary

The base salary of each executive officer named in the Summary Compensation Table (the “named executive officers”) is designed to be competitive with that of the Corporation’s peer banks and bank holding companies.  In establishing the base salaries for the named executive officers, the Committee relies upon an evaluation of each officer’s level of responsibility and performance and on comparative information, including the Virginia Bankers Association’s Salary Survey of Virginia Banks and the SNL Bank Compensation Review.  In establishing base salaries for named executive officers other than the Chief Executive Officer, the Committee also receives and takes into account the individual compensation recommendations of the Chief Executive Officer.  The independent directors collectively evaluate the performance of the Chief Executive Officer in executive session.  Subsequently, the Chairman of the Committee meets individually with the Chief Executive Officer to review the results of the evaluation.  The salary of the Chief Executive Officer is reviewed, discussed, and approved by the independent members of the board of directors, upon recommendation of the Committee.

Profit Sharing

The Corporation’s profit sharing program is designed to recognize and reward the efforts of all eligible full-time employees for their contribution toward the attainment of the Corporation’s financial goals.  For 2007, awards under the profit sharing program were based on the achievement of stated values of adjusted earnings per share and calculated on a range of 1 to 4% of base salary.  Awards for the named executive officers were based on the same criteria as that of all other eligible employees.  For 2007, adjusted earnings per share equaled basic earnings per share adjusted for the following nonrecurring items approved by the board of directors: (a) the net expenses of new branch offices opened in 2007; and (b) the securities impairment charge recorded in 2007.   The awards earned in 2007 were disbursed in the first quarter of 2008.

Incentive Compensation

The incentive compensation program is designed to recognize and reward Corporation officers, including the named executive officers, whose achievements resulted in a positive impact to the Corporation.  The 2007 incentive compensation program was available to full-time exempt employees (elected and appointed officers who are not eligible for overtime and who are not paid on a commission basis or otherwise specifically excluded from the program) who were employed as of December 31, 2007, and who were qualified by their performance evaluation.  For 2007, awards under the incentive compensation program were based on the achievement of stated values of adjusted earnings per share, as described above, and calculated as a percentage of base salary.  The awards earned in 2007 were disbursed in the first quarter of 2008.

For 2008, incentive compensation awards for the named executive officers will be based on total shareholder return, as defined in the program.  The amount of incentive compensation will be calculated on a range of 6 to 20% of base salary for the Chief Executive Officer and 4 to 12% of base salaries for the other named executive officers.  Amounts will correspond to the level of shareholder return achieved, with a higher level of performance resulting in a higher amount of incentive compensation earned, within the percentage ranges set forth above.

If the 2008 Stock Incentive Plan is approved by shareholders at the Annual Meeting, 60% of any incentive compensation earned by the Chief Executive Officer in 2008 will be paid in the form of stock that is restricted from sale while he is employed by the Corporation.

Stock Option Plan

There were no stock options awarded to any employees or directors during 2007.  The Corporation’s existing stock option plan provides that no stock options may be granted under the plan after December 31, 2006.  From 1997 through 2006, however, the plan served to attract and retain qualified personnel in key positions, provide employees with a proprietary interest in the Corporation as an incentive to contribute to its success, and reward employees for outstanding performance and the attainment of targeted goals.  The board of directors and management continue to believe that equity compensation is an important component of the Corporation’s overall compensation philosophy and program.  Therefore, the board of directors has approved and is recommending that shareholders approve the 2008 Stock Incentive Plan (see Proposal Two).

Deferred Compensation

The Corporation entered into a deferred compensation agreement with Charles H. Majors, Chief Executive Officer, initially as of February 22, 1993, and most recently amended and restated as of January 1, 2002. The agreement requires an annual payment of $50,000 for a period of ten years to Mr. Majors or his designated beneficiary, commencing within three months of his termination of employment or death, whichever occurs first.  The amount of this payment is fixed and the funds for this payment are not established in an account that allows for additional contributions or earnings growth.  Payments under this agreement are independent of, and in addition to, those under any other plan, program, or agreement between Mr. Majors and the Corporation.  There are no deferred compensation arrangements with any of the other named executive officers.

Retirement Plan

The Corporation’s retirement plan is a non-contributory defined benefit pension plan that covers all full-time employees of the Corporation who are 21 years of age or older and who have had at least one year of service.  Advanced funding is accomplished by using the actuarial cost method known as the collective aggregate cost method.

As of December 31, 2007, the normal retirement benefit formula was 1.3% per year of service multiplied by average compensation, plus .65% per year of service multiplied by average compensation in excess of social security covered compensation, with years of service limited to 35.  At normal retirement, the monthly benefit is calculated based on any consecutive five-year period that will produce the highest average rate of basic monthly compensation.  Basic monthly compensation includes salary but excludes profit sharing and incentive compensation.  This benefit is based on a straight life annuity assuming retirement at age 65.  Annual compensation for 2007 is limited to $225,000 by Internal Revenue Service regulations.  Cash benefits under the plan generally commence on retirement at age 65, death, or termination of employment, although reduced benefits may commence as early as age 55 with the completion of 10 years of service.  Partial vesting of the retirement benefits under the plan occurs after three years of service and full vesting occurs after seven years of service.  As of December 31, 2007, the named executive officers have completed the following years of credited service under the retirement plan: Mr. Majors, 15; Mr. Jeffrey V. Haley, 11; Mr. Petrovich, 4; and Mr. Dobbins, 5.

401(k) Employee Savings Plan

The Corporation sponsors a 401(k) Employee Savings Plan in which all full-time employees (age 21 and older) are eligible to participate.  The Corporation matches 50% of employee contributions on the first 6% of earned compensation.  Perquisites received by executive officers, such as use of an automobile, are not included as earned compensation under this plan.  While employee contributions are immediately vested, the Corporation’s contributions are subject to a stated vesting schedule.

Perquisites

The Corporation provides the Chief Executive Officer with an automobile and reimburses him for the cost of fuel and maintenance for the vehicle.  Additionally, the Corporation reimburses him for the estimated amount of personal income tax on his personal use of the vehicle.  The value of this perquisite is included in the Summary Compensation Table.

Other Benefit Plans

Executive officers participate in the Corporation’s benefit plans on the same terms as other employees.  These plans include medical, dental, life, and disability insurance.  The Corporation provides life insurance coverage equal to four times the employee’s salary for all eligible employees.  A limit on this coverage of $530,000 is dictated by the plan.  Coverage in excess of $50,000 is subject to taxation based on Internal Revenue Service guidelines.

Executive Severance Agreements

The Corporation recognizes that, as a publicly held corporation in the financial services industry, there exists the possibility of a change in the control of the Corporation.  In order to minimize such uncertainty among executive management and to promote continuity in the event of a change in control, the Corporation has entered into change in control agreements with each of the named executive officers.

In general, “change in control” is defined in the agreements as a change in the majority composition of the board of directors over a 24-month period, a change in the ownership of a majority of the Corporation’s voting stock, or a sale of a majority of the Corporation’s assets.  The terms of each agreement generally reflect provisions used in current industry practice for executive officers of financial institutions.  The terms of the agreements are effective upon a change in control and for three years thereafter.  The agreements provide that each executive officer’s base salary and profit sharing and incentive compensation cannot be reduced during such three-year period.

Each agreement also provides for the executive officer to receive continued salary and benefits if his employment is terminated “without cause” (as such term is defined in the agreement) during the term of the agreement.  If employment is terminated during the first year after a control change, the Chief Executive Officer will receive continued salary and benefits for 24 months after such termination and the other executive officers will receive continued salary and benefits until the second anniversary of the change in control.  If the termination of employment occurs more than 12 months after the control change, the Chief Executive Officer will receive continued salary and benefits until the third anniversary of the control change and the other executive officers will receive continued salary and benefits until the earlier of the first anniversary of termination of employment or the third anniversary of the control change.

The agreements also provide for continued salary and benefits if the executive officer resigns under certain circumstances.  Beginning in the fourth month after a control change, and through the twelfth month after the transaction, each executive officer may resign for any reason and receive continued salary and benefits for 24 months (in the case of the Chief Executive Officer) or 12 months (in the case of the other executives).  After the first anniversary of the control change, an executive officer may resign and receive continued salary and benefits for the same period (but not beyond the third anniversary of the control change) if his resignation is on account of a reduction in the executive’s compensation, a required relocation of his office more than thirty miles from Danville, Virginia, or a reduction in the duties or title assigned to him as of the first anniversary of the control change.

           In all events, the amounts payable under the agreements are governed by two limitations.  First, no amounts will be paid under an agreement for any period after the executive attains age 65.  Second, no amounts will be paid under an agreement to the extent that the benefits would exceed Internal Revenue Code limits.

Potential Payments Upon Termination or Change in Control

Of the named executive officers, only the Chief Executive Officer would receive payments in the event of retirement or termination unrelated to a change in control.  If Mr. Majors’ employment had terminated on December 31, 2007, due to a change in control or otherwise, he would receive annual payments of $50,000 for ten years under the terms of the deferred compensation agreement discussed in the Deferred Compensation section of this proxy.

If a change in control had occurred on December 31, 2007, and the named executive officers were terminated on that same date, the benefits that would be payable to each of the named executive officers under the terms of their executive severance agreements are identified in the following table.  This hypothetical scenario would require payment of salary and bonus, and coverage under the Corporation’s healthcare, other insurance benefits, and pension plans through December 31, 2009.  The benefits payable under any other change in control termination scenario would be less than or equal to the amounts shown.

Name	Salary (24 months) $	Non-Equity Incentive Plan Compensation (24 months) $	Healthcare and Other Insurance Benefits (24 months) $	Change in Pension Value (Lump sum) $

Charles H. Majors (1)	700,000	46,390	18,087	122,448

Neal A. Petrovich	280,800	18,609	11,343	13,276

Jeffrey V. Haley	302,400	20,040	11,612	28,762

R. Helm Dobbins	270,002	17,893	14,340	26,198

____________________

(1) Excludes annual payments of $50,000 for ten years, which are payable under the terms of a deferred compensation agreement and are not exclusive to a change in control.

The salary and non-equity incentive compensation calculations are based on annualized salary amounts in effect as of December 31, 2007.  The non-equity incentive plan compensation is estimated as twice the amount earned by the executive officer in 2007.  The value of healthcare and other insurance benefits is estimated as twice the amount provided to the executive officer in 2007.  The change in pension value is estimated as twice the 2007 amount reflected in the Summary Compensation Table.

COMPENSATION TABLES

Summary Compensation Table

The following table reflects total compensation paid or earned during 2007 and 2006 for the named executive officers.  The Corporation has no executive officers other than those named in the table.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles H. Majors	2007	347,308	23,016	61,224	19,129	450,677
President and Chief Executive Officer	2006	313,846	47,313	49,862	24,416	435,437
of the Corporation and the Bank (Principal Executive Officer)

Neal A. Petrovich	2007	139,200	9,225	6,638	10,432	165,495
Senior Vice President, Chief Financial Officer,	2006	129,462	19,492	6,392	10,603	165,949
Treasurer, and Secretary of the Corporation; Executive Vice President and Chief Financial Officer of the Bank (Principal Financial Officer)

Jeffrey V. Haley	2007	149,908	9,935	14,381	10,926	185,150
Senior Vice President of the Corporation;	2006	139,231	20,761	13,303	11,073	184,368
Executive Vice President and Chief Operating Officer of the Bank

R. Helm Dobbins	2007	133,847	8,870	13,099	11,757	167,573
Senior Vice President of the Corporation;	2006	124,501	19,040	13,451	10,371	167,363
Execuitive Vice President and Chief Credit Officer of the Bank

The non-equity incentive plan compensation consists of amounts earned under the Corporation’s profit sharing and incentive compensation programs.  Profit sharing earned on 2007 performance was as follows: Mr. Majors, $5,891; Mr. Petrovich, $2,361; Mr. Jeffrey V. Haley, $2,543; and Mr. Dobbins, $2,270.  Incentive compensation earned on 2007 performance was as follows: Mr. Majors, $17,125; Mr. Petrovich $6,864; Mr. Jeffrey V. Haley, $7,392; and Mr. Dobbins, $6,600.

All other compensation includes the use of an automobile with tax gross-ups for commuting expense for the Chief Executive Officer, company contributions to the 401(k) Employee Savings Plan for all named executive officers, and company paid insurance premiums for all named executive officers.  None of these compensation items individually exceeds $10,000 and, therefore, are not identified separately.

Grants of Plan-Based Awards

The Grants of Plan-Based Awards table is not presented since there were no stock or option awards granted in 2007.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects the outstanding stock awards as of December 31, 2007, for the named executive officers.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Charles H. Majors	2,000	17.1875	02/17/2008
	2,000	18.7500	02/17/2008
	9,000	13.6875	04/20/2009
	10,000	20.0000	12/21/2009
	10,000	19.9500	03/19/2012
	10,000	26.2000	12/16/2013
	25,000	24.5000	12/21/2014
Neal A. Petrovich	5,000	21.3800	06/15/2014
	5,000	24.5000	12/21/2014
Jeffrey V. Haley	3,270	13.6875	04/20/2009
	3,000	16.5000	03/20/2011
	1,000	19.9500	03/19/2012
	3,000	26.1000	12/17/2012
	5,000	26.2000	12/16/2013
	5,000	24.5000	12/21/2014
R. Helm Dobbins	4,000	24.0000	06/17/2013
	5,000	26.2000	12/16/2013
	5,000	24.5000	12/21/2014

All stock options awarded were issued with ten year expiration dates.  All stock options awarded were earned, fully vested, and exercisable prior to January 1, 2006; therefore, the columns regarding unexercisable and unearned options are omitted from the table.  Because the Corporation has never awarded shares of common stock to the named executive officers, the columns for stock awards are also omitted from the table.

In February 1998, the Corporation issued stock options on the same day with different exercise prices.  The options were issued for an amount equal to or greater than the closing price on the grant date, as permitted by the plan.  Three groups of stock options were granted to Mr. Majors and Mr. Jeffrey V. Haley with the same grant date but with exercise prices equal to 100% of fair market value, 110% of fair market value, and 120% of fair market value.

Option Exercises and Stock Vested

The following table reflects stock options exercised in 2007 by the named executive officers and the value realized on exercise.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Charles H. Majors	6,000	34,105
Neal A. Petrovich	-	-
Jeffrey V. Haley	3,730	19,188
R. Helm Dobbins	-	-

Because the Corporation has never awarded shares of common stock to the named executive officers, the columns regarding stock awards have been omitted from the table.  The value realized on exercise is the difference between the option price and the stock’s closing price  on the date of exercise multiplied by the number of options exercised.

Pension Benefits

The following table reflects the actuarial present value of the named executive officers’ accumulated benefits under the Corporation’s pension plan and the number of years of service credited under the plan as of December 31, 2007.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
Charles H. Majors	Pension	15	471,246
Neal A. Petrovich	Pension	4	22,355
Jeffrey V. Haley	Pension	11	71,168
R. Helm Dobbins	Pension	5	52,969

    There were no payments made from the pension plan to any of the named executive officers during 2007.

Nonqualified Deferred Compensation

The Nonqualified Deferred Compensation Table is not presented since the Corporation does not offer a deferred compensation plan that requires or allows any named executive officer to make annual contributions, nor does it have a fund of monies established for any named executive officer that increases in value due to earnings on that fund.

Director Compensation

Non-employee directors receive a monthly retainer of $1,000 and an attendance fee of $400 for each committee meeting and Bank board meeting attended.  Non-employee directors living outside the Danville area are reimbursed for meeting-related travel and lodging expenses.  Non-employee directors are excluded from the Corporation’s retirement plan and, therefore, do not qualify for pension benefits.  Directors who are employees of the Corporation do not receive any directors’ fees.  The following table reflects the director compensation earned or paid during 2007.

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total Compensation in 2007 ($)
Fred A. Blair	19,600	-	19,600
Frank C. Crist, Jr., D.D.S.	17,600	-	17,600
Ben D. Davenport, Jr.	18,400	-	18,400
H. Dan Davis	19,200	-	19,200
Michael P. Haley	16,800	-	16,800
Lester A. Hudson, Jr., Ph.D.	18,800	-	18,800
E. Budge Kent, Jr. *	-	57,500	57,500
Fred B. Leggett, Jr.	21,600	-	21,600
Franklin W. Maddux, M.D.	19,200	-	19,200
Charles H. Majors	-	-	-
Claude B. Owen, Jr.	23,200	-	23,200
Total	174,400	57,500	231,900

    *  Mr. E. Budge Kent, Jr., a former executive officer of the Corporation, served in the capacity of Senior Adviser in 2007, for which he earned $32,500.  As a result, he did not receive any compensation as a director in 2007.  Mr. Kent will continue in his role as Senior Adviser through April 2008, for which he will be compensated $2,500 a month.  Thereafter, he will be compensated as a non-employee director, receiving the monthly retainer and applicable meeting fees.

Beginning in 2006, Mr. Kent has received $25,000 annually under a deferred compensation agreement that was entered into with the Corporation in June 1997.  This deferred compensation agreement entitles him or his designated beneficiary to annual payments of $25,000 for ten years.

Mr. Willie G. Barker, Jr., served as director emeritus from April 25, 2006, through April 24, 2007.  As director emeritus, he could attend board and committee meetings but he could not vote on any matters before the board.  He received the monthly retainer and any applicable meeting fees through April 2007, which totaled $4,000.

RELATED PARTY TRANSACTIONS

Certain directors and officers of the Corporation and the companies with which they are associated were customers of, and had banking transactions with, the Bank in the ordinary course of the Bank’s business during 2007.  Other than these banking transactions, there were no other reportable related party transactions.  All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and, in the opinion of the management of the Corporation, do not involve more than a normal risk of collectibility or present other unfavorable features.  These loans are monitored by the board of directors on a routine basis.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Audit and Compliance Committee assists the board of directors in its oversight of (1) the integrity of the Corporation’s financial statements and its financial reporting and disclosure practices, (2) the appointment, compensation, retention and oversight of the independent accountants engaged to prepare or issue an audit report on the financial statements of the Corporation, (3) the soundness of the Corporation’s systems of internal controls regarding finance and accounting compliance, (4) the independence and performance of the Corporation’s internal audit staff, and (5) compliance with significant applicable legal, ethical, and regulatory requirements.  The Committee strives to provide an open avenue of communication between the board of directors, management, the internal auditor, the compliance officer, and the independent accountants.

All of the members of this Committee are considered independent within the meaning of SEC regulations, the listing standards of NASDAQ, and the Corporation’s Corporate Governance Guidelines.  Additionally, each member is considered an “independent director,” as that term is defined by NASDAQ Marketplace Rule 4200(a)(15).

Mr. Michael P. Haley, a member of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the board has determined he has accounting and related financial management expertise within the meaning of the listing standards of NASDAQ.

The Audit and Compliance Committee has reviewed and discussed with management the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2007. The Committee has discussed with Yount, Hyde and Barbour, P.C., the Corporation’s independent accountants during fiscal year 2007, the matters required to be discussed by Statement of Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Committee received from Yount, Hyde and Barbour, P.C. and reviewed the written disclosures and the letter required by Auditing Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Yount, Hyde and Barbour, P.C. the auditing firm’s independence.

           Based on these reviews and discussions, the Audit and Compliance Committee recommended to the board of directors that the Corporation’s audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007, and be filed with the SEC.

The Audit and Compliance Committee pre-approves all audit, audit-related, and tax services on an annual basis, and, in addition, authorizes individual engagements that exceed pre-established thresholds.  Any additional engagement that falls below the pre-established thresholds must be reported by management at the Audit and Compliance Committee meeting immediately following the initiation of such an engagement.

A copy of the Audit and Compliance Committee charter is available on the Corporation’s website, www.amnb.com.  For access to the charter, select the “American National Bankshares Inc.” icon, then select “Governance Documents.”

Respectfully submitted,

Fred A. Blair, Chairman
Michael P. Haley
Franklin W. Maddux, M.D.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit and Compliance Committee of the board of directors of the Corporation annually considers the selection of the Corporation’s independent public accountants.  On November 7, 2007, the Audit and Compliance Committee selected Yount, Hyde and Barbour, P.C. to serve as the Corporation’s independent public accountants for the fiscal year ending December 31, 2008.  Yount, Hyde and Barbour, P.C. has served as the Corporation’s independent public accountants since May 2002.

Representatives of Yount, Hyde and Barbour, P.C. will be present at the Annual Meeting and they will have an opportunity to make a statement if they so desire.  The representatives also will be available to respond to appropriate questions.

Fees to Independent Auditors for Fiscal Year 2007 and 2006

Yount, Hyde and Barbour, P.C. audited the financial statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007; reviewed the Corporation’s quarterly reports on Form 10-Q; and audited management’s assessment of internal control over financial reporting as of December 31, 2007.   The following table presents aggregate fees paid or to be paid by the Corporation and the Bank for professional services rendered by Yount, Hyde and Barbour, P.C. for the years 2007 and 2006.
	2007	2006
Audit Fees	$ 121,300	$ 113,545
Audit-related Fees	0	5,798
Tax Fees	9,550	7,500
All Other Fees	0	0
Total	$ 130,850	$ 126,843

Audit-related fees for 2006 include those related to the acquisition of Community First Financial Corporation and mortgage loan accounting.  Tax fees are for the preparation of the annual consolidated federal and state income tax returns.

PROPOSAL TWO - APPROVAL OF THE AMERICAN NATIONAL BANKSHARES INC.
2008 STOCK INCENTIVE PLAN

The purpose of the American National Bankshares Inc. 2008 Stock Incentive Plan is to promote the success of the Corporation by providing greater incentive to employees and directors of the Corporation and its subsidiaries (“participants”) to associate their personal interests with the long-term financial success of the Corporation and with growth in shareholder value.  The plan is designed to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operations largely depends.  For these reasons, the Corporation is asking shareholders to approve the American National Bankshares Inc. 2008 Stock Incentive Plan.

The Corporation’s existing stock option plan, which was approved by shareholders in 1997, provides that no grants may be made under the plan after December 31, 2006.  The 2008 Stock Incentive Plan was adopted by the board of directors on February 19, 2008, and is effective such date, subject to shareholder approval.  As adopted, the plan makes available up to 500,000 shares to be used to grant restricted stock awards and stock options in the form of incentive stock options and non-statutory stock options to participants.  No more than an aggregate of 500,000 shares may be issued in connection with the exercise of incentive stock options, which are eligible for more favorable tax treatment.  The plan will terminate on February 18, 2018, unless sooner terminated by the board of directors.

The more significant features of the plan are described below.  To obtain a copy of the plan, please make a written request to the Secretary of the Corporation.  In addition, a copy is available online as an appendix to the Corporation’s proxy statement as filed with the Securities and Exchange Commission.  The SEC’s website address is www.sec.gov.

Administration

The plan will be administered by a committee of independent directors appointed by the board (the “Committee”).  The Committee has the power to select plan participants and to grant stock options and restricted stock on terms the Committee considers appropriate; however, any award made to a Committee member must be approved by the board of directors.  In addition, the Committee has the authority to interpret the plan, to adopt, amend or waive rules or regulations for the plan’s administration, and to make all other determinations for administration of the plan.

Stock Options

Stock options granted under the plan may be incentive stock options or non-statutory stock options.  A stock option entitles the participant to purchase shares of common stock at the option price.  The Committee will fix the option price at the time the stock option is granted, but in the case of an incentive stock option the exercise price cannot be less than 100% of the shares’ fair market value on the date of grant (or, in the case of an incentive stock option granted to a 10% shareholder of the Corporation, 110% of the shares’ fair market value on the date of grant).  The amount of incentive stock options that may be exercisable for the first time in any calendar year is limited to $100,000 in exercise price per participant.  The option price may be paid in cash or with shares of common stock, or a combination of cash and common stock, if permitted under the participant’s option agreement.  Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, provided they will not be exercisable after ten years from the grant date.

Stock Awards

The plan permits the grant of stock awards (shares of common stock) to participants.  A stock award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied.  These conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved.  Any restriction imposed on a stock award will be determined by the Committee.

Transferability

In general, options and awards granted under the plan may not be assigned, transferred, pledged or otherwise encumbered by a participant, other than by will or the laws of descent and distribution.  The plan permits the award of non-statutory stock options that are transferable to immediate family members, in accordance with applicable securities laws.

Shares Subject to the Plan

The plan makes available up to 500,000 shares for issuance to plan participants.  The maximum number of shares with respect to which stock options or restricted stock awards may be granted in any calendar year is 80,000.  To date, no stock options or restricted stock awards have been granted under the plan.

In general, if any stock option granted terminates, expires, or lapses for any reason other than as a result of being exercised, or if shares issued pursuant to the plan are forfeited, the common stock subject to the forfeited stock option or restricted stock award will be available for further stock options and restricted stock awards.

Certain Federal Income Tax Consequences

Stock Options.  Generally, no federal income tax liability is incurred by a participant at the time a stock option is granted.  If the stock option is an incentive stock option, no income will be recognized upon the participant’s exercise of the stock option.  Income is recognized by a participant when he or she disposes of shares acquired under an incentive stock option.  The exercise of a non-statutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option exercise price.

The Corporation will be entitled to claim a federal business expense tax deduction on account of the exercise of a non-statutory stock option.  The amount of the deduction is equal to the ordinary income recognized by the participant.  The Corporation generally will not be entitled to a federal income tax deduction on account of the grant or exercise of an incentive stock option, but may claim a federal income tax deduction on account of certain disqualifying dispositions of stock acquired upon the exercise of an incentive stock option.

Restricted Stock.  Federal income tax is incurred on the award of restricted stock when the stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the recipient of the restricted stock makes a Section 83(b) election to have the grant taxed as compensation income at fair market value on the date of grant.  At that time, the employee recognizes income equal to the fair market value of the common stock.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization or otherwise, the aggregate number of shares of common stock reserved under the plan, and the terms, exercise price, and number of shares of any outstanding options or awards will be equitably adjusted by the Committee in its discretion to preserve the benefits of the options or awards for plan participants.  For instance, a two-for-one stock split would double the number of shares reserved under the plan.  Similarly, for outstanding stock options it would double the number of shares covered by each stock option and reduce its exercise price by one-half.

Equity Compensation Plans

The following table summarizes information, as of December 31, 2007, relating to the Corporation’s existing equity compensation plan.

Equity Compensation Plan Information
	Year Ended December 31, 2007
	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by shareholders	174,871 (1)	$21.15	0

Equity compensation plans not approved by shareholders	-	-	-

Total	174,871 (1)	$21.15	0
_______________
(1)
Consists entirely of shares of common stock underlying previously granted stock options that have not been exercised.  All of these options were granted pursuant to the Corporation’s existing stock option plan.

Vote Required

Approval of the 2008 Stock Incentive Plan requires the affirmative vote of a majority of the shares actually voting, in person or by proxy, at the Annual Meeting.

The board of directors recommends the approval of the American National Bankshares Inc. 2008 Stock Incentive Plan, and proxies solicited by the board will be voted in favor thereof unless a shareholder has indicated otherwise on the proxy.

CODE OF CONDUCT

The board of directors has adopted a Code of Conduct, which applies to all directors and employees of the Corporation and the Bank.  A portion of the Code of Conduct has special provisions for senior financial officers of the Corporation and the Bank, which apply to the Corporation’s Principal Executive Officer and Principal Financial Officer, as well as, the Bank’s Controller or person performing similar functions for the Corporation and/or the Bank.  The Code of Conduct for senior financial officers meets the requirements of a “code of ethics” as defined by Item 406 of the SEC’s Regulation S-K.  The Code of Conduct is available on the Corporation’s website, www.amnb.com.  Select the “American National Bankshares Inc.” icon, then select “Governance Documents.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the federal securities laws, the Corporation’s directors and executive officers are required to report their beneficial ownership of Corporation common stock and any changes in that ownership to the SEC.  Specific dates for such reporting have been established by the SEC, and the Corporation is required to report in this proxy statement any failure to file by the established dates during 2007.  To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation, insiders of the Corporation complied with all filing requirements during 2007.

SEPARATE COPIES FOR BENEFICIAL OWNERS

Pursuant to SEC rules, institutions that hold shares in “street name” for two or more beneficial owners with the same address are permitted to deliver a single proxy statement and annual report to that address.  Any such beneficial owner may request a separate copy of the proxy statement or annual report by writing the Corporation at Investor Relations, P.O. Box 191, Danville, Virginia, 24543 or by telephoning 1-434-773-2220.

SHAREHOLDER COMMUNICATIONS AND PROPOSALS

Shareholders interested in communicating directly with the Corporate Governance and Nominating Committee, which is charged with handling all such communication to non-management members of the board of directors of the Corporation, may send correspondence to Corporate Governance and Nominating Committee, P.O. Box 191, Danville, Virginia, 24543.

The Corporate Governance and Nominating Committee has approved a process for handling correspondence received by the Corporation and addressed to non-management members of the board.  Under the process, the Assistant Secretary of the Corporation will forward all mail specifically addressed to a member of the board of directors.  If correspondence is specifically addressed only to a committee, the Assistant Secretary of the Corporation will forward the mail to the Chairman of said committee.  If any mail is received that is addressed only to “Board of Directors,” or “Non-Management Member of the Board of Directors,” said mail will be forwarded by the Assistant Secretary of the Corporation to the Chairman of the Corporate Governance and Nominating Committee.  Correspondence relating to accounting, internal controls, or auditing matters are brought to the attention of the Chairman of the Audit and Compliance Committee.

To be considered for inclusion in the Corporation’s proxy statement relating to the 2009 Annual Meeting, shareholder proposals, including recommendations for director nominees, must be received by the Corporation at its principal office in Danville, Virginia, no later than November 24, 2008.

In addition to any other applicable requirements, for business to be properly brought before next year’s Annual Meeting by a shareholder, even if the proposal is not to be included in the Corporation’s proxy statement, the Corporation’s bylaws provide that the shareholder must give notice in writing to the Secretary of the Corporation no later than January 23, 2009.  As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and number of shares beneficially owned by the shareholder proposing such business, and (iii) any material interest of the shareholder in such business.

OTHER BUSINESS

As of the date of this proxy statement, the board of directors knows of no other matters to be presented at the Annual Meeting other than those referred herein.  However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

March 24, 2008

Appendix A

American National Bankshares Inc.
2008 Stock Incentive Plan

1.    Purpose and Effective Date.

(a)    The purpose of the American National Bankshares Inc. 2008 Stock Incentive Plan (the “Plan”) is to further the long-term stability and financial success of American National Bankshares Inc. (the “Company”) by attracting and retaining personnel, including employees and directors, through the use of stock incentives.  The Company believes that ownership of Company Stock will stimulate the efforts of those persons upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business and will further the identification of those persons’ interests with the interests of the Company’s shareholders.

(b)    The Plan was adopted by the Board of Directors of the Company on February 19, 2008, and shall be effective such date, subject to the approval of the Plan by the Company’s shareholders.

    2.    Definitions.

(a)    Act.  The Securities Exchange Act of 1934, as amended.

(b)    Applicable Withholding Taxes.  The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the award, lapse of restrictions or payment with respect to Restricted Stock.

(c)    Award.  The award of an Option or Restricted Stock under the Plan.

(d)    Board.  The Board of Directors of the Company.

(e)    Cause.  Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding.  Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company, “Cause” shall have the meaning assigned to it in such agreement.

(f)    Change in Control.

(i)    The acquisition by any Person (as defined below) of beneficial ownership of 20% or more of the then outstanding shares of common stock of the Company;

(ii)    Individuals who constitute the Board on the effective date of this Plan (the “Incumbent Board”) cease to constitute a majority of the Board, provided that any director whose nomination was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, but excluding any such individual whose initial assumption of office is in connection with an actual or threatened solicitation for the purpose of opposing a solicitation by any other person relating to the election of directors of the Company, as such terms are used in Rule 14a-12(c) promulgated under the Act;

(iii)    Approval by the shareholders of the Company of a reorganization, merger, share exchange or consolidation (a “Reorganization”), provided that shareholder approval of a Reorganization will not constitute a Change in Control if, upon consummation of the Reorganization, each of the following conditions is satisfied:

(x)           no Person beneficially owns 20% or more of either (1) the then outstanding shares of common stock of the corporation resulting from the transaction or (2) the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors; and

(y)           at least a majority of the members of the board of directors of the corporation resulting from the Reorganization were members of the Incumbent Board at the time of the execution of the initial agreement providing for the Reorganization; or

(iv)    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or of the sale or other disposition of all or substantially all of the assets of the Company.

(v)    For purposes of this Section 2(f), “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Act), other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated Company, and “beneficial ownership” has the meaning given the term in Rule 13d-3 under the Act.

(g)    Code.  The Internal Revenue Code of 1986, as amended.

(h)    Committee.  The Committee appointed to administer the Plan pursuant to Plan Section 14, or if no such Committee has been appointed, the Board.

(i)    Company.  American National Bankshares Inc., a Virginia corporation.

(j)    Company Stock.  Common stock of the Company.  If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(k)    Date of Grant.  The effective date of an Award granted by the Committee.

(l)    Disability or Disabled.  As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3).  As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(m)    Fair Market Value.

(i)    If the Company Stock is listed on any established stock exchange, its Fair Market Value shall be the closing price for such stock on the Date of Grant as reported by such exchange, or, if there are no trades on such date, the value shall be determined as of the last preceding day on which the Company Stock was traded.

(ii)    If the Company Stock is not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iii)    Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(n)    Incentive Stock Option.  An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code Section 422.

(o)    Nonstatutory Stock Option.  An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(p)    Option.  A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(q)    Participant.  Any individual who is granted an Award under the Plan.

(r)    Restricted Stock.  Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8 below.

(s)    Rule 16b-3.  Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the effective date of the Plan.

(t)    10% Shareholder.  A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company.  Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

3.    General.  Awards of Options or Restricted Stock may be granted under the Plan.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.    Stock.

(a)    Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 500,000 shares of Company Stock, which may include authorized, but unissued, shares.  Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan.  For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (i) in connection with the exercise of an Option or (ii) in payment of Applicable Withholding Taxes.

(b)    Subject to adjustment as provided in Section 12, no more than an aggregate of 500,000 shares of Company Stock may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421, 422 and 423 of the Code).

(c)    The maximum number of shares with respect to which Awards may be granted in any calendar year shall be 80,000 shares.

5.    Eligibility.

(a)    Any employee or director of the Company (including an employee or director of an affiliate of the Company) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant.  The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board.  The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b)    The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant, or to make further grants to the employee at any time thereafter.

(c)    Non-employee directors shall not be eligible to receive the Award of an Incentive Stock Option.

6.    Stock Options.

(a)    Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject.  This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(b)    The Committee shall establish the exercise price of Options.  The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant.  The exercise price of Nonstatutory Stock Option Awards intended to be performance-based for purposes of Code Section 162(m) shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c)    Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement.  The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change in Control as the Committee deems appropriate.

(d)    The Committee shall establish the term of each Option in the Participant’s stock option agreement.  The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years.  No Option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment.  The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death.  The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(e)    An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”).  Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded.  The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.  If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f)    If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(g)    If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

7.    Method of Exercise of Options.

(a)    Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option.  Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has previously acquired and owned (valued at Fair Market Value on the date of exercise), or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes.  Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(b)    The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws.  The Company may require of the Participant a customary indication of his or her investment intent.  A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate for the shares of Company Stock acquired.

(c)    Notwithstanding anything herein to the contrary, Awards shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

8.    Restricted Stock Awards.

(a)    Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject.  Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee.  A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b)    The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals.  Without limiting the foregoing, the Committee may provide performance or Change in Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives or upon the occurrence of a Change in Control.  Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c)    The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse.  Such terms and conditions may include, without limitation, the passage of time, the meeting of performance goals, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change in Control.

       (d)    A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan.  In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon.  Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement.  If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

(e)    If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s unvested Restricted Stock shall be cancelled as of the date of the misconduct.

9.    Applicable Withholding Taxes.  Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award.  Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant.  As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes.  Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

10.    Nontransferability of Awards.

(a)    In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below.  Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(b)    Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members.  Consideration may not be paid for the transfer of Options.  The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer.  The agreement granting the Option shall set forth the transfer conditions and restrictions.  The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

11.    Termination, Modification, Change.  If not sooner terminated by the Board, this Plan shall terminate at the close of business on February 18, 2018.  No Awards shall be made under the Plan after its termination.  The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided, that, unless authorized by the Company’s shareholders, no change shall be made that (a) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), (b) expands the class of persons eligible to receive Awards, (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires shareholder approval under the Code, Rule 16b-3, or the rules of a domestic exchange on which Company Stock is traded.  Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.  Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to the Participant.

12.    Change in Capital Structure.

(a)    In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b)    In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate.  The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company.  The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company.  The Committee’s determination shall be binding on all persons.  If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c)    Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes.  The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(d)    To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 12 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

13.    Change in Control.  In the event of a Change in Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate.  These actions may include, but shall not be limited to, the following:

(a)    Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(b)    Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control; provided, however, that such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; and

(c)    Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation in such Change in Control.

14.    Administration of the Plan.

(a)    The Plan shall be administered by the Committee, who shall be appointed by the Board.  If no Committee is appointed, the Plan shall be administered by the Board.  To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are “Non-Employee Directors” as that term is defined in Rule 16b-3, or by the Board.  Awards that are intended to be performance-based for purposes of Code Section 162(m) shall be made by the Committee, or subcommittee of the Committee, comprised solely of two or more “outside directors” as that term is defined for purposes of Code Section 162(m).

(b)    The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan.  Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change in Control exists, (ix) factors relevant to the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.  Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(c)    The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option.  The consent of the Participant must be obtained with respect to any amendment that would adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Award.

(d)    The Committee may adopt rules and regulations for carrying out the Plan.  The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement.  The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive.  The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e)    A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present.  Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

15.    Notice.  All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

                16.           Compliance with Code Section 409A.  To the extent applicable, this Plan is intended to comply with Section 409A of the Code, and the Committee shall interpret and administer the Plan in accordance therewith.  In addition, any provision, including, without limitation, any definition, in this Plan document that is determined to violate the requirements of Section 409A of the Code shall be void and without effect and any provision, including, without limitation, any definition, that is required to appear in this Plan document under Section 409A of the Code that is not expressly set forth shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provisions were expressly set forth.  In addition, the timing of certain payment of benefits provided for under this Plan shall be revised as necessary for compliance with Section 409A of the Code.

17.           Interpretation and Governing Law.  The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia.  The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, they are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3.  If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

           IN WITNESS WHEREOF, the Company has caused this Plan to be adopted this 19th day of February, 2008.

                                                                AMERICAN NATIONAL BANKSHARES INC.

                                                                By __________________________________

                                                                Its __________________________________

Appendix B

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PROXY
This Proxy Is Solicited On Behalf Of The Board Of Directors
American National Bankshares Inc.
628 Main Street
Danville, Virginia  24541
ANNUAL MEETING OF SHAREHOLDERS
APRIL 22, 2008, 11:30 A.M.

The undersigned hereby appoints FRED A. BLAIR, BEN J. DAVENPORT, JR., or FRANKLIN W. MADDUX, any of whom may act, as my attorney(s), with full power of substitution, to vote all the Common Stock of the Corporation, standing in my name on its books at the close of business on March 7, 2008, at the Annual Meeting of Shareholders to be held April 22, 2008, or any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1.  ELECTION OF DIRECTORS OF CLASS III TO SERVE UNTIL THE 2011 ANNUAL MEETING
    _____    FOR all nominees listed                                                              _____ WITHHOLD AUTHORITY FROM
                    below (except as marked                                                                          a vote for all nominees
                    to the contrary below)                                                                              listed below

H. DAN DAVIS
LESTER A. HUDSON, JR.
CHARLES H. MAJORS

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE ABOVE LIST.)

2.  ELECTION OF DIRECTOR OF CLASS I TO SERVE UNTIL THE 2009 ANNUAL MEETING
    _____   FOR the nominee listed                          _____WITHHOLD AUTHORITY FROM
                   below                                                                     a vote for the nominee
                                                                                                   listed below
E. BUDGE KENT, JR.

NAME IN WHICH STOCK HELD:                                                                                                NUMBER OF SHARES:

Please detach, sign and return the bottom half of this card in the envelope provided.
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3.  To approve the Corporation’s 2008 Stock Incentive Plan.

_____FOR                                _____AGAINST                                           _____ABSTAIN

4. Any other business which may properly be brought before the meeting or any                  adjournment thereof.

The Common Stock represented by this Proxy will be voted as specified; however, as to any matter where no choice is specified, the Proxy will be voted for such matter.

If any other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of management.  This Proxy may be revoked at any time before it is voted.  The undersigned may attend the Annual Meeting, revoke this Proxy and vote in person.

                               Date:______________,2008
NAME IN WHICH STOCK HELD
AND NUMBER OF SHARES:                                                     ____________________________

                                                                     ____________________________

                                                                     ____________________________
                                                                     Signature of Shareholder(s)

When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  Please sign exactly as name appears on this Proxy.

STOCK REGISTERED IN JOINT NAMES REQUIRES BOTH SIGNATURES ON PROXY.